UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 28, 2018
__________________________________________
SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

 __________________________________________

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Interface House, Interface Business Park
Bincknoll Lane
Royal Wootton Bassett
Swindon SN4 8SY
United Kingdom
Telephone: +1 (508) 236 3800
(Address of principal executive offices)
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
On March 28, 2018, the Sensata group of companies completed the reorganization of its corporate structure, pursuant to which Sensata Technologies Holding plc, a public limited company incorporated under the laws of England and Wales (“Sensata-UK”), became the publicly-traded parent company of the Sensata group of companies. The change in location of incorporation was effected by a cross-border merger between Sensata Technologies Holding N.V., a Dutch company (“Sensata-Netherlands”), and Sensata-UK, with Sensata-Netherlands being the disappearing entity and Sensata-UK being the surviving entity (the “Merger”), pursuant to the common draft terms of the cross-border legal merger dated October 26, 2017 (the “Merger Proposal”). Following the Merger, Sensata-UK became the successor issuer to Sensata-Netherlands. Entry into the Merger Proposal was previously announced by Sensata-Netherlands in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 1, 2017. This Current Report on Form 8-K is being filed for the purpose of establishing Sensata-UK as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, the ordinary shares of Sensata-UK, par value €0.01 per share (the “Sensata-UK Shares”), are deemed registered under Section 12(b) of the Exchange Act. Sensata-UK hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement
The information set forth in the Explanatory Note and in Item 5.02 of this Current Report on Form 8-K under the heading “Plan Amendments” is incorporated herein by reference.
At 8:30 a.m. Eastern Time on March 28, 2018, being the effective time of the Merger (the “Effective Time”), (i) Sensata-Netherlands merged with and into Sensata-UK with Sensata-UK being the surviving entity, (ii) all of the assets and liabilities of Sensata-Netherlands were transferred to Sensata-UK, (iii) each ordinary share of Sensata-Netherlands (each, a “Sensata-Netherlands Share”), excluding treasury shares held by Sensata-Netherlands and shares that had been forfeited but not legally retired, was exchanged for one Sensata-UK Share, and (iv) Sensata-UK assumed, and became the plan sponsor of, all employee benefit and compensation plans, arrangements and agreements that were previously sponsored, maintained or contributed to by Sensata-Netherlands (including equity and incentive plans and any awards outstanding thereunder at the Effective Time). The Sensata-UK Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “ST,” the same symbol under which the Sensata-Netherlands Shares traded prior to the Effective Time.
The issuance of the Sensata-UK Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-220735) (as amended, the “Registration Statement”) filed by Sensata-UK, which was declared effective by the Commission on January 4, 2018.
As a result of the Merger, Sensata-UK became the successor issuer to Sensata-Netherlands pursuant to Rule 12g-3(a) under the Exchange Act, and the Sensata-UK Shares are deemed registered under Section 12(b) of the Exchange Act.
The foregoing summary of the transactions contemplated by the Merger Proposal does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Proposal, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting.
Following the consummation of the Merger, the Sensata-UK Shares have been listed on the NYSE under the symbol “ST,” the same symbol that the Sensata-Netherlands Shares traded under prior to March 28, 2018. The new listing of the Sensata-UK Shares on the NYSE became effective on and as of March 28, 2018.
In connection with the exchange of the Sensata-Netherlands Shares for Sensata-UK Shares in the Merger, trading of the Sensata-Netherlands Shares on the NYSE has been suspended, and the NYSE is expected to file a notification of delisting of the Sensata-Netherlands Shares from the NYSE and deregistration of the Sensata-Netherlands Shares under Section 12(b) of the Exchange Act on Form 25 with the SEC. Sensata-UK, as successor to Sensata-Netherlands, intends to file a certification on Form 15 with the Commission to cause the reporting obligations of Sensata-Netherlands under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 1.01, Item 5.03 and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Directors and Executive Officers
Martha Sullivan, chief executive officer of Sensata-Netherlands, and Jeffrey Cote, executive vice president, Sensing Solutions and chief operating officer of Sensata-Netherlands, were the directors of Sensata-UK prior to the Effective Time. As of the Effective Time, Mr. Cote resigned as a director, and the other directors of Sensata-Netherlands were appointed as the directors of Sensata-UK. As a result, the directors of Sensata-UK are: Martha Sullivan, Paul Edgerley (Chairman), James E. Heppelmann, Charles W. Peffer, Kirk P. Pond, Constance Skidmore, Andrew Teich, Thomas Wroe and Stephen Zide.
As of the Effective Time, the committees of the board of directors of Sensata-UK (the “Sensata-UK Board”) were constituted as follows:

•	Audit Committee: Messrs. Peffer and Zide, and Ms. Skidmore (Chair);

•	Compensation Committee: Messrs. Heppelmann (Chair), Pond and Teich;

•	Nomination and Governance Committee: Messrs. Edgerley (Chair), Heppelmann and Teich, and Ms. Skidmore; and

•	Finance Committee: Messrs. Edgerley, Heppelmann, Teich and Zide (Chair).
Biographical information with respect to such directors can be found in the definitive proxy statement for the 2017 Annual General Meeting of Shareholders of Sensata-Netherlands filed by Sensata-Netherlands on April 20, 2017 (the “2017 Proxy Statement”) under the heading “Proposal 1—Election of Directors” and is incorporated by reference herein.
In addition, the executive officers of Sensata-UK are the same as the executive officers of Sensata-Netherlands immediately prior to the Effective Time, as follows: Martha Sullivan, President and Chief Executive Officer; Paul Vasington, Executive Vice President and Chief Financial Officer; Jeffrey Cote, Executive Vice President, Sensing Solutions and Chief Operating Officer; Steve Beringhause, Executive Vice President, Chief Technology Officer; Allisha Elliott, Senior Vice President, Chief Human Resources Officer; and Paul Chawla, Senior Vice President, Performance Sensing Automotive.
Biographical information with respect to such officers can be found in the 2017 Proxy Statement under the heading “Executive Officers” and in the Current Report on Form 8-K filed by Sensata-Netherlands on January 5, 2018 and is incorporated by reference herein.
Certain information required by Item 404(a) of Regulation S-K with respect to such directors and officers can be found in the 2017 Proxy Statement under the heading “Certain Relationships and Related Transactions” and is incorporated herein by reference. Other than as disclosed herein, there are no relationships or related transactions between such directors and officers and Sensata-UK that would be required to be reported under Item 404(a) of Regulation S-K.
Plan Amendments
At the Effective Time and pursuant to the Merger Proposal, Sensata-UK assumed the following Sensata-Netherlands employee benefit and compensation plans, including all options and awards issued or granted under such plans (each, an “Assumed Plan” and collectively, the “Assumed Plans”): (i) the Sensata Technologies Holding plc Second Amended and Restated 2006 Management Option Plan (as amended to date, the “2006 Plan”), and (ii) the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan (as amended to date, the “2010 Plan”), each as amended and restated effective as of the Effective Time. At the Effective Time, each outstanding option to acquire Sensata-Netherlands Shares and each other equity-based award issued by Sensata-Netherlands that was outstanding immediately prior to the Effective Time under an Assumed Plan was converted into an option to acquire or an award covering, as applicable, the same number of Sensata-UK Shares, which option or award, as applicable, has the same terms and conditions (including the same vesting conditions) as the original option or award (including, in the case of options, the same exercise price).

Each of the Assumed Plans has been amended, effective as of the Effective Time, to provide, among other things, for the appropriate substitution of Sensata-UK in place of Sensata-Netherlands and to ensure the Assumed Plans are compliant with English law in place of Dutch law. In addition, amendments to the 2010 Plan were adopted that, among other things, (i) allow for electronic award agreements, and (ii) impose additional limitations on the repricing of options and other awards without shareholder approval.
The foregoing summary of the amendments to the Assumed Plans does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan and the 2010 Plan, as amended and restated effective as of the Effective Time, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Merger Proposal, the articles of association of Sensata-UK (the “New Articles”) became effective as of the Effective Time. A description of the material terms of the New Articles is set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Description of Sensata-UK Shares” and is incorporated herein by reference. Such summary of the New Articles is qualified in its entirety by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.
Successor Issuer
Following the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Sensata-UK is the successor issuer to Sensata-Netherlands and has succeeded to the attributes of Sensata-Netherlands as the registrant. The Sensata-UK Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Sensata-UK is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. Sensata-UK hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.
Description of Sensata-UK Shares
General
The following information is a summary of the material terms of the Sensata-UK Shares, nominal value €0.01 per share, as specified in the New Articles.
Pursuant to the Merger Proposal, each Sensata-Netherlands Share (excluding shares held by Sensata-Netherlands and shares that were forfeited but not legally retired) was exchanged for one Sensata-UK Share. All of the Sensata-UK Shares issued as part of the Merger were issued fully paid and are not subject to any further calls or assessments by Sensata-UK.
There are no conversion rights or redemption provisions relating to any Sensata-UK Shares that were delivered in connection with the Merger. Under the laws of England and Wales, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the Sensata-UK Shares in the same manner and under the same terms as UK residents or nationals.
Dividends and Distribution
Following the completion of the Merger, Sensata-UK does not expect to declare or pay any dividends on the Sensata-UK Shares in the foreseeable future. Subject to the English Companies Act, the Sensata-UK shareholders may declare a final dividend by ordinary resolution (which must be recommended by the Sensata-UK Board), and the Sensata-UK Board may declare and pay interim dividends to shareholders, in accordance with their respective rights and interests in Sensata-UK. Dividends may be paid only out of “distributable reserves,” defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” Sensata-UK is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined in accordance with generally accepted accounting principles at the time the relevant accounts are prepared. Sensata-UK will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount. Sensata-UK is seeking to ensure that sufficient distributable reserves will be available to permit dividends, distributions or share repurchases following the Merger by undertaking a reduction of capital.
There are no fixed dates on which entitlement to dividends arise on any of the Sensata-UK Shares.

The directors may, with the prior authority of an ordinary resolution of the shareholders, decide that the payment of all or any part of a dividend be satisfied by transferring non-cash assets of equivalent value, including shares or securities in any company.

The New Articles also permit a scrip dividend scheme under which the directors may, with the prior authority of an ordinary resolution of Sensata-UK, allot to those holders of a particular class of shares who have elected to receive them, further shares of that class or Sensata-UK Shares, in either case credited as fully paid instead of cash, in respect of all or part of a dividend.
If a shareholder owes any money to Sensata-UK in respect of any shares in Sensata-UK, the Sensata-UK Board may deduct any of this money from any dividend on the relevant shares, or from other money payable by Sensata-UK in respect of these shares. Money deducted in this way may be used to pay the amount owed to Sensata-UK in respect of the relevant shares.
Unclaimed dividends and other amounts payable by Sensata-UK can be invested or otherwise used by directors for the benefit of Sensata-UK until they are claimed under the laws of England and Wales. All dividends remaining unclaimed for a period of twelve years after they first became due for payment will be forfeited and cease to be owing to the shareholder.
Voting Rights
The New Articles provide that, unless otherwise decided by the directors, a resolution put to the vote of a general meeting will be decided on a poll taken at the meeting. Subject to any rights or restrictions as to voting attached to any class of shares, every qualifying shareholder present and entitled to vote on the resolution has one vote for every Sensata-UK Share of which he, she or it is the holder.
In the case of joint holders, the vote of the senior holder who votes (or any proxy duly appointed by him, her or it) may be counted by Sensata-UK.
Amendment to the Articles of Association
Under the laws of England and Wales, the shareholders may amend the articles of association of a public limited company by special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Sensata-UK Shares that, being entitled to vote, vote on the resolution) at a general meeting.
The full text of the special resolution must be included in the notice of the meeting.
Winding Up
In the event of a voluntary winding up of Sensata-UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Sensata-UK, whether or not the assets consist of property of one kind or of different kinds and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, will determine.
The liquidator may not, however, distribute to a shareholder without his, her or its consent an asset to which there is attached a liability or potential liability for the owner.
Upon any such winding up, after payment or provision for payment of Sensata-UK’s debts and liabilities, the holders of Sensata-UK Shares (and any other shares in issue at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in Sensata-UK’s assets remaining for distribution to the holders of Sensata-UK Shares.
Pre-emptive Rights and New Issues of Shares
Under the laws of England and Wales, the Sensata-UK Board is, with certain exceptions, unable to allot and issue securities without being authorized either by the shareholders in a general meeting or by an amendment to the New Articles. In addition, the laws of England and Wales require that any issuance of equity securities that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e. par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Sensata-UK Shares that, being entitled to vote, vote on the resolution) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to Sensata-UK, will include the Sensata-UK Shares and all rights to subscribe for or convert securities into such shares.
The directors of Sensata-UK have been authorized by way of a shareholder resolution passed at a general meeting of Sensata-UK held on October 5, 2017, for a period to continue until Sensata-UK’s next annual general meeting, to (i) allot shares in Sensata-UK, or to grant rights to subscribe for or to convert or exchange any security into shares in Sensata-UK up to an aggregate nominal amount (i.e., par value) of €570,768 (representing approximately one-third of the anticipated issued share capital of Sensata-UK immediately after completion of the Merger) and up to a further aggregate nominal amount of €570,768 (again, representing approximately one-third of the anticipated issued share capital of Sensata-UK immediately after completion of the Merger) in connection with an offer by way of rights issue, and (ii) exclude certain pre-emptive rights for the same period of time. The authorization will continue until Sensata-UK’s next annual general meeting and renewal of such authorization is expected to be sought annually thereafter.
The laws of England and Wales also prohibit an English company from issuing shares at a discount to nominal amount (i.e. par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Sensata-UK Shares, the nominal amount (i.e. par value) of the shares must be paid up in accordance with the laws of England and Wales.
Disclosure of Interests in Shares
The laws of England and Wales give Sensata-UK the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any Sensata-UK Shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.
Under the New Articles, if any shareholder, or any other person appearing to be interested in Sensata-UK Shares held by such shareholder, fails to give Sensata-UK the information required by the notice, then the Sensata-UK Board may withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer such shares (including any shares allotted or issued after the date of the notice in respect of those shares).
Alteration of Share Capital; Repurchase of Shares
Subject to the provisions of the English Companies Act, and without prejudice to any relevant special rights attached to any class of shares, Sensata-UK may, from time to time:

•	increase its share capital by allotting and issuing new shares in accordance with the New Articles and any relevant shareholder resolution;

•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e. par value) than the existing shares;

•	subdivide any of its shares into shares of a smaller nominal amount (i.e. par value) than its existing shares; or

•	redenominate its share capital or any class of share capital.
The laws of England and Wales prohibit Sensata-UK from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may be made only on a “recognised investment exchange,” which does not include the NYSE, which is the only exchange on which Sensata-UK’s shares will initially be traded. In order to purchase its own shares, Sensata-UK must therefore obtain shareholder approval for “off-market purchases.” This requires that Sensata-UK shareholders pass an ordinary resolution approving the terms of the contract pursuant to which the purchase(s) are to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years after the date of the resolution, and renewal of such approval for additional five-year terms may be sought more frequently. However, shares may be repurchased only out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. An ordinary resolution, authorizing the repurchase of Sensata-UK Shares until Sensata-UK’s next annual general meeting, was adopted prior to the effective time of the Merger.
Transfer of Shares
The New Articles allow holders of Sensata-UK Shares to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the English Companies Act and is approved by the Sensata-UK Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.
Sensata-UK (at its option) may or may not charge a fee for registering the transfer of a share or for making any other entry in the register. The Sensata-UK Board may, in its absolute discretion, refuse to register a transfer of shares to any person, whether or not it is fully paid, or a share on which Sensata-UK has a lien. If the Sensata-UK Board refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee as soon as practicable and in any event within two months after the date on which the transfer was lodged with Sensata-UK with the notice of refusal and reasons for refusal unless the Sensata-UK Board suspects that the proposed transfer may be fraudulent.
The Sensata-UK Board is authorized under the New Articles to establish such clearing and settlement procedures for the shares of Sensata-UK as the Sensata-UK Board deems fit from time to time.
General Meetings and Notices
An annual general meeting will be called by no less than 21 clear days’ notice (i.e. excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings will be called by no less than 14 clear days’ notice. At least seven clear days’ notice is required for any meeting adjourned for 28 days or more or for an indefinite period.
The notice of a general meeting will be given to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Sensata-UK Board, to the beneficial owners nominated to enjoy information rights under the English Companies Act, and to the auditors. Under the laws of England and Wales, Sensata-UK is required to hold an annual general meeting of shareholders within six months after the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Sensata-UK Board whether within or outside of the UK.
Under the laws of England and Wales, Sensata-UK must convene a general meeting once it has received requests to do so from shareholders representing at least 5% of the paid up share capital of the company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares). The directors must call the meeting requested by the shareholders within 21 days after the date on which they became subject to the requirement and the meeting must be held not more than 28 days after the date of the notice convening the meeting.
Quorum. The necessary quorum for a general shareholder meeting is a majority of shareholders entitled to vote present in person or by proxy at the meeting, save that if Sensata-UK has only one shareholder entitled to attend and vote at the general meeting, one shareholder present in person or by proxy at the meeting and entitled to vote is a quorum. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be one shareholder present in person or by proxy.
Annual Accounts and Independent Auditor
Under the laws of England and Wales, a “quoted company,” which includes a company whose equity share capital is listed on the NYSE, must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	any separate corporate governance statement;

•	a strategic report; and

•	the auditor’s report on those accounts, the auditable part of the director’ remuneration report, the directors’ report, the strategic report and any separate corporate governance statement.
The annual accounts and reports must be presented to the shareholder at a general meeting (although no vote is required in respect of such documents). Copies of the annual accounts and reports must, unless a shareholder agrees to receive more limited information in accordance with the English Companies Act, be sent to shareholders, debenture holders and everyone entitled to receive notice of general meetings at least 21 days before the date of the meeting at which copies of the documents are to be presented. The laws of England and Wales allow a company to distribute such documents in electronic form or by means of a website, provided that the company’s articles of association contain provisions to that effect and individual consent (or deemed consent) has been obtained from each shareholder to receive such documents in electronic form or by means of a website. The New Articles provide that such documents may be distributed in electronic form or by means of a website.
Sensata-UK must appoint an independent auditor to make a report on the annual accounts of the company. The auditor is usually appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.
The remuneration of an auditor is fixed by the members of the company by ordinary resolution or in a manner that the members may by ordinary resolution determine.
Liability of Sensata-UK and its Directors and Officers
Under the laws of England and Wales, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. See “Comparison of Rights of Shareholders” for a discussion of the limits on an English company’s ability to exempt directors and officers from certain liabilities.
Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of the Sensata-UK Board, officers or persons controlling Sensata-UK pursuant to the foregoing provisions, Sensata-UK has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Takeover Provisions
An English public limited company is potentially subject to the UK City Code on Takeovers and Mergers (the “Takeover Code”) if, among other factors, its place of central management and control is within the UK, the Channel Islands or the Isle of Man. The Panel on Takeovers and Mergers (the “Takeover Panel”) will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. Based upon Sensata-UK’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) does not apply to Sensata-UK. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Sensata-UK.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

2.1
Merger Proposal by the boards of directors of Sensata Technologies Holding N.V. and Sensata Technologies Holding plc (incorporated by reference to Annex A to the registration statement on Form S-4/A (File No. 333-220735) filed by Sensata Technologies Holding plc on December 22, 2017).

3.1*	Articles of Association of Sensata Technologies Holding plc

10.1*	Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan

10.2*	Sensata Technologies Holding plc Second Amended and Restated 2006 Management Option Plan
*    Filed or furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	SENSATA TECHNOLOGIES HOLDING PLC

By: /s/ Martha Sullivan
Name: Martha Sullivan
Title: Director